                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                 (Amendment #1)



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               February 9, 1995
- --------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                               HANDLEMAN COMPANY
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Michigan                     1-7923                38-1242806
- --------------------------------------  ------------         ------------------
(State or other jurisdiction            (Commission          (IRS Employer
of incorporation)                       File Number)         Identification No.)

                    500 Kirts Boulevard, Troy, Michigan         48084
- --------------------------------------------------------------------------------
                 (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code          (810) 362-4400
                                                   -----------------------------


                                Not Applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)



                               Page 1 of 53 Pages

                          Exhibit Index is on Page 19

                                   FORM 8-K


Item 7.  Financial Statements and Exhibits.
- ------------------------------------------

     (a)  Financial Statements.
     -------------------------

     Financial Statements of Madacy Music Group, Inc.


                                                           Pages

     Report of Independent Accountants                       3

     Consolidated Financial Statements:

          Balance Sheet                                      4
          Statement of Income                                5
          Statement of Changes in Stockholder's Equity       6
          Statement of Cash Flows                            7
          Notes to Financial Statements                     8-12

                              Page 2 of 53 Pages

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Madacy Music Group, Inc.:

We have audited the accompanying consolidated balance sheet of Madacy Music Group, Inc. as of December 31, 1994 and the related consolidated statements of income, changes in stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Madacy Music Group, Inc. as of December 31, 1994 and the consolidated results of their operations and their cash flows for the year then ended, in accordance with generally accepted accounting principles.



Detroit, Michigan
March 15, 1995


                              Page 3 of 53 Pages


MADACY MUSIC GROUP, INC.
CONSOLIDATED BALANCE SHEET
December 31, 1994

                                    ASSETS

Current assets:
  Cash and cash equivalents                                      $   355,748
  Accounts receivable (Notes 4 & 5)                               12,672,690
  Inventories (Notes 4 & 5)                                        6,875,023
  Prepaid expenses                                                    80,191
                                                                 -----------

    Total current assets                                          19,983,652


Equipment and improvements, net (Note 3)                             463,109
Licenses, net of accumulated amortization of $414,865                939,945
Goodwill, net of accumulated amortization of $98,473               1,275,308
                                                                 -----------

    Total assets                                                 $22,662,014
                                                                 ===========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Notes payable (Note 4)                                         $ 2,104,981
  Accounts payable                                                 7,092,393
  Income taxes payable                                               729,458
  Customer deposits, current portion (Note 7)                      2,608,912
  Long-term debt, current portion                                    980,937
                                                                 -----------

    Total current liabilities                                     13,516,681

Customer deposits (Note 7)                                         1,956,684
Long-term debt, less current portion                                 849,912
                                                                 -----------

    Total liabilities                                             16,323,277
                                                                 -----------
Commitments

Stockholder's equity:
  Common stock (Note 9)                                                  121
  Paid-in capital                                                  2,236,530
  Foreign currency translation adjustment                           (332,896)
  Retained earnings                                                4,434,982
                                                                 -----------

    Total stockholder's equity                                     6,338,737
                                                                 -----------
    Total liabilities and stockholder's equity                   $22,662,014
                                                                 ===========

The accompanying notes are an integral part of the consolidated financial statements.

                              Page 4 of 53 Pages

MADACY MUSIC GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
for the year ended December 31, 1994


Net sales                                                            $41,262,301
Cost of sales                                                         23,616,718
                                                                     -----------

    Gross profit                                                      17,645,583

Selling, general and administrative expenses                           8,689,333
Interest expense                                                         700,495
Other income, net                                                         84,230
                                                                     -----------

    Net income before income taxes                                     8,171,525

Provision for income taxes                                             3,246,654
                                                                     -----------

    Net income                                                       $ 4,924,871
                                                                     ===========

The accompanying notes are an integral part of the consolidated financial statements.

                              Page 5 of 53 Pages

MADACY MUSIC GROUP, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY for the year ended December 31, 1994


                                                              FOREIGN
                                             ADDITIONAL      CURRENCY                         TOTAL
                                   COMMON     PAID-IN       TRANSLATION     RETAINED      STOCKHOLDER'S
                                   STOCK      CAPITAL       ADJUSTMENT      EARNINGS         EQUITY
                                   ------    ----------     -----------     --------      -------------
Balance, January 1, 1994            $121     $2,236,530     $   (3,118)    $ 1,931,123      $4,164,656

Foreign currency translation                                  (329,778)                       (329,778)

Net income                                                                   4,924,871       4,924,871

Dividends paid                                                              (2,421,012)     (2,421,012)
                                    ----     ----------     ----------     -----------      ----------
Balance, December 31, 1994          $121     $2,236,530     $ (332,896)    $ 4,434,982      $6,338,737
                                    ====     ==========     ==========     ===========      ==========

The accompanying notes are an integral part of the consolidated financial statements.

                              Page 6 of 53 Pages

MADACY MUSIC GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
for the year ended December 31, 1994


Cash flows from operating activities:
  Net income                                                                               $ 4,924,871
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                              398,914
    Changes in operating assets and liabilities:
      Accounts receivable                                                                     (497,911)
      Inventories                                                                           (2,270,853)
      Prepaid expenses and deposits                                                             73,942
      Accounts payable                                                                       2,640,627
      Income taxes payable                                                                    (617,433)
                                                                                           -----------

    Net cash provided by operating activities                                                4,652,157
                                                                                           -----------

Cash flows from investing activities:
  Acquisition of equipment and improvements                                                   (369,327)
  Acquisition of licenses                                                                     (647,850)
  Acquisition of Mediaphon, net of cash acquired                                            (1,029,575)
                                                                                           -----------

    Net cash used in investing activities                                                   (2,046,752)
                                                                                           -----------

Cash flows from financing activities:
  Net repayments of customer deposits                                                       (2,705,416)
  Net proceeds of long-term debt                                                               705,236
  Other changes in stockholder's equity                                                       (329,778)
  Proceeds from notes payable                                                                2,104,981
  Dividends paid                                                                            (2,421,012)
                                                                                           -----------

    Net cash used in financing activities                                                   (2,645,989)
                                                                                           -----------

Net decrease in cash and cash equivalents                                                      (40,584)

Cash and cash equivalents, beginning of year                                                   396,332
                                                                                           -----------

Cash and cash equivalents, end of year                                                     $   355,748
                                                                                           ===========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                                               $   695,041
                                                                                           ===========

    Income taxes                                                                           $ 3,792,859
                                                                                           ===========

The accompanying notes are an integral part of the consolidated financial statements.

                              Page 7 of 53 Pages

MADACY MUSIC GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   a. BUSINESS: Madacy Music Group, Inc. (the "Company"), based in Quebec, operates principally in one business segment, selling prerecorded music and video products primarily to mass merchants, and also to specialty chain stores, drug stores and supermarkets. Approximately 87 percent of the Company's sales in 1994 were to customers in the United States.

   b. PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

   c. CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

   d. INVENTORIES: Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

   e. EQUIPMENT AND IMPROVEMENTS: Equipment and furniture and fixtures are recorded at cost less accumulated depreciation. The Company provides for depreciation of equipment, furniture and fixtures and assets under capital leases using the following methods and annual rates:

                                                             METHOD         RATE
                                                        -----------------   ----
         Equipment                                      Declining balance    20%
         Furniture and fixtures                         Declining balance    20
         Computer equipment                             Declining balance    30
         Leasehold improvements                         Straight-line        20
         Machinery and equipment under capital leases   Declining balance    20
         Computer equipment under capital leases        Declining balance    30

   f. LICENSES: Licenses consist of fees paid for the right to use master recordings. Licenses are recorded at cost and amortized over the term of the licenses but not exceeding the useful life of the recording. Amortization expense for 1994 was $216,907.

   g. GOODWILL: Goodwill is carried at cost less related accumulated amortization. Amortization is calculated using the straight-line method over 15 years. Amortization expense for 1994 was $82,424.

   h. FOREIGN CURRENCY TRANSLATION: The Company uses the Canadian dollar as its functional currency. The Company follows the provisions of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation," to convert the balance sheet and operations to United States dollars.

                              Page 8 of 53 Pages

   i. RECOGNITION OF REVENUE AND FUTURE RETURNS: Revenues are recognized upon shipment of merchandise. The Company reduces gross sales and cost of sales for expected returns at the time the merchandise is sold.

   j. INCOME TAXES: The Company employs the method required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred taxes arise from differences between financial reporting and tax reporting.


2. ACQUISITION:

   In 1994, Madacy Europa Inc., a wholly owned subsidiary, acquired all of the issued and outstanding shares of Mediaphon Musik Produktin and Verlag GmbH ("Mediaphon"), a foreign corporation, for a total cash consideration of
   U. S. $1 million and DM 325,560.72. The Company has guaranteed debts of Mediaphon for an amount of $350,000. The operating results of Mediaphon were not material to the Company's consolidated results.


3. EQUIPMENT AND IMPROVEMENTS:

   Equipment and improvements consist of the following:


    Equipment                                                        $104,909
    Furniture and fixtures                                             75,144
    Computer equipment                                                199,373
    Leasehold improvements                                            310,863
    Machinery and equipment under capital leases                       19,830
    Computer equipment under capital leases                            47,256
                                                                     --------

                                                                      757,375
      Less accumulated depreciation and amortization                  294,266
                                                                     --------

                                                                     $463,109
                                                                     ========

   Depreciation and amortization expense for 1994 amounted to $99,583.

                              Page 9 of 53 Pages

4. NOTES PAYABLE:

   The Company has a Cdn $6,000,000 line of credit available, bearing interest at the prime rate (8.5 percent at December 31, 1994) plus 1/4 percent, to fund working capital needs. The line of credit is collateralized by the Company's inventory and accounts receivable and a second mortgage on all the assets of the Company. The amount outstanding at December 31, 1994 was U.S. $1,906,501. The weighted average interest rate on this line of credit was
   7.34 percent during 1994.

   The Company also has a DM 400,000 line of credit available, bearing interest at 7.25 percent, to fund working capital needs of its German operations and is collateralized by a letter of credit. The amount outstanding at December 31, 1994 was $198,480.


5. LONG-TERM DEBT:


Long-term debt is comprised of the following:

  Bank term loan, bearing interest at prime plus .75 percent, payable in monthly
      installments of $40,277 in principal plus interest until the loan is repaid in full            $1,006,953

  Bank term loan, bearing interest at prime plus .75 percent, payable in monthly
      installments of $7,692 in principal plus interest until the loan is repaid in full                184,615

  Bank term loan, bearing interest at prime plus .75 percent, payable in monthly
      installments of Cdn $41,667 in principal plus interest, with a final payment due in 1996          536,363

  Federal Business Development Bank ("FBDB") loan, bearing interest at 10.7 percent, payable in monthly installments of Cdn $4,000 in principal plus interest, with a final
      payment due in 1997                                                                                79,897

  Obligations under capital leases (Note 6)                                                              23,021
                                                                                                     ----------

                                                                                                      1,830,849
    Less current portion                                                                                980,937
                                                                                                     ----------

                                                                                                     $  849,912
                                                                                                     ==========

The bank loans are collateralized by accounts receivable and inventories and a second mortgage on all assets of the Company in the amount of Cdn $6,000,000.

The FBDB loan is collateralized by specific assets now owned and to be acquired, a $500,000 first mortgage bond collateralized by a trust deed, a mortgage on all other assets and a personal guarantee from the ultimate stockholder for the full amount of the loan.

                              Page 10 of 53 Pages

   Scheduled maturities of long-term debt are as follows: 1995 - $966,398; 1996 - $790,533, and 1997 - $50,897.


6. OBLIGATIONS UNDER CAPITAL AND OPERATING LEASES:

   The following is a schedule of future minimum lease payments under capital leases:


     1995                                                               $17,851
     1996                                                                10,414
                                                                        -------

         Total minimum lease payments                                    28,265

       Less amount representing interest at 18.6 percent                  5,244
                                                                        -------

         Present value of minimum lease payments                         23,021

       Less current portion                                              14,539
                                                                        -------

                                                                        $ 8,482
                                                                        =======

   The Company leases two facilities under operating lease agreements which expire on June 30, 1995 and February 28, 1998. Future minimum lease payments required under these operating leases are as follows: 1995 - Cdn $217,817; 1996 - Cdn $199,794; 1997 - Cdn $199,794, and 1998 - Cdn $33,298.


7. CUSTOMER DEPOSITS:

   During 1993, the Company entered into a product distribution agreement with a major customer, Handleman Company. With the execution of the agreement, the customer provided a prepayment to the Company against future purchases. The Company will in turn provide monthly credits of U. S. $177,778 and Cdn $55,556 against purchases by the customer over the period remaining in the agreement. The deposits will be applied as follows:


     Customer deposits                                               $4,565,596
       Less current portion                                           2,608,912
                                                                     ----------

                                                                     $1,956,684
                                                                     ==========

                              Page 11 of 53 Pages

8.  INCOME TAXES:

    Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company's deferred taxes are immaterial because there were no significant differences between the financial statement bases and tax bases of the Company's assets and liabilities.


9.  COMMON STOCK:

    Common stock consists of the following:

     Authorized:
       Class A, voting common stock, no par value
       Class B, nonvoting common stock
       Class C preferred stock, voting, redeemable at the paid-in value, noncumulative preferred dividend, nonparticipating
       Class D preferred stock, nonvoting, redeemable at the paid-in value, noncumulative preferred dividend, nonparticipating
       Class E preferred stock, voting, redeemable at the paid-in value, noncumulative preferred dividend, nonparticipating
       Class F preferred stock, nonvoting, redeemable at the paid-in value, noncumulative preferred dividend, nonparticipating
       Class G preferred stock, nonvoting, redeemable at $1 per share, noncumulative preferred dividend, nonparticipating

     Issued:
       100 Class A common stock, no par value                                                       $121
                                                                                                    =====

10. COMMITMENTS:

    The Company has entered into several forward exchange contracts to sell a total of U. S. $19,000,000 at prices ranging from Cdn $1.3415 to Cdn $1.4108 maturing during 1995. The unrealized loss of approximately U. S. $382,000 at December 31, 1994 has been recorded in the accompanying consolidated statement of income.


11. SUBSEQUENT EVENT:

    Effective January 1, 1995, the Company's parent corporation, Amos Entertainment, Inc., sold an 80 percent interest in Madacy Music Group, Inc. to Handleman Company for approximately $23 million.


                              Page 12 of 53 Pages

     (b)  Pro Forma Financial Information.
     -------------------------------------

     Pro Forma Consolidated Income

                                                                         Pages

     Handleman Company and Madacy Music Group Pro Forma Consolidated
     Income Statement for the year ended April 30, 1994                    14

     Handleman Company and Madacy Music Group Pro Forma Consolidated
     Income Statement for the nine months ended January 31, 1995           15

     Notes to the Pro Forma Consolidated Income Statements               16-17


                              Page 13 of 53 Pages

HANDLEMAN COMPANY
PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
YEAR ENDED APRIL 30, 1994
 (stated in U. S. dollars)

                                                              Madacy        Handleman                             Proforma
                                                            Year Ended      Year Ended         Pro Forma          Handleman
                                                          April 30, 1994  April 30, 1994      Adjustments        and Madacy
                                                          --------------  --------------    ----------------    -------------
Net sales                                                   $35,572,408   $1,066,566,000    ($10,170,852 (d)    $1,091,967,556

Direct product costs                                         20,720,509      818,517,000     (10,170,852)(d)       829,066,657
                                                            -----------   --------------    ------------        --------------

Gross profit                                                 14,851,899      248,049,000               0           262,900,899

Selling, general and administrative
     expenses                                                 7,488,051      186,161,000               0           193,649,051

Provision for facility realignment                                    0        2,000,000               0             2,000,000

Amortization of acquisition costs                                     0        7,536,000       1,239,873 (b)         8,775,873

Interest expense, net                                           552,496        6,211,000       1,177,987 (c)         7,941,483
                                                            -----------   --------------    ------------         -------------

Income before income taxes
     and minority interest                                    6,811,352       46,141,000      (2,417,860)           50,534,492

Income taxes                                                  2,555,846       18,485,000        (969,562)           20,071,284

Minority interest                                                     0                0        (851,101) (e)         (851,101)
                                                            -----------   --------------    ------------         -------------

Net income                                                   $4,255,506      $27,656,000     ($2,299,399)          $29,612,107
                                                            ===========   ==============    ============         =============

Earnings per average common share
     outstanding during the period                                                 $0.83                                 $0.89

Average number of shares outstanding
     during the period                                                        33,389,000                            33,389,000





See notes to the pro forma consolidated income statement for a description of the assumptions and adjustments.

                              Page 14 of 53 Pages

HANDLEMAN COMPANY
PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
FOR THE NINE MONTHS ENDED JANUARY 31,1995
 (stated in U. S. dollars)

                                                                        Handleman
                                                          Madacy       Nine Months                         Proforma
                                                       May 1, 1994 -      Ended          Pro Forma        Handleman
                                                       Dec 31, 1994    Jan 31, 1995     Adjustments       and Madacy
                                                       -------------   ------------   ----------------   ------------
Net sales                                               $29,624,812    $922,535,000   ($5,910,193) (d)   $946,249,619

Direct product costs                                     16,931,583     709,200,000    (5,910,193) (d)    720,221,390
                                                        -----------    ------------   -----------        ------------

Gross profit                                             12,693,229     213,335,000             0         226,028,229

Selling, general and administrative
     expenses                                             6,243,104     157,973,000             0         164,216,104

Amortization of acquisition costs                            75,625       4,956,000       826,582 (b)       5,858,207

Interest expense, net                                       539,709       4,838,000     1,000,904 (c)       6,378,613
                                                         ----------    ------------   ------------       ------------

Income before income taxes
     and minority interest                                5,834,791      45,568,000    (1,827,486)         49,575,305

Income taxes                                              2,389,445      18,091,000      (725,512)         19,754,933

Minority interest                                                 0               0      (689,069) (e)       (689,069)
                                                         ----------    ------------   ------------       ------------

Net income                                               $3,445,346     $27,477,000   ($1,791,043)        $29,131,303
                                                        ===========    ============   ===========        ============

Earnings per average common share
     outstanding during the period                                            $0.82                             $0.87

Average number of shares outstanding
     during the period                                                   33,512,000                        33,512,000






See notes to the pro forma consolidated income statement for a description of the assumptions and adjustments.


                              Page 15 of 53 Pages

                               Handleman Company

               Notes to Pro Forma Consolidated Income Statements
                                  (Unaudited)


Two majority-owned subsidiaries of Handleman Company ("Handleman"), a Michigan corporation, purchased certain assets of Madacy Music Group, Inc. ("Madacy"), a Canadian corporation. In accordance with the terms and conditions of an Asset Purchase Agreement dated as of January 1, 1995, Madacy Music Group, Inc. ("Madacy US"), a Michigan corporation, acquired the assets of Madacy used in its business of licensing, duplicating, marketing, packaging and supplying music and video products outside of Canada. In accordance with the terms and conditions of an Asset Contribution Agreement dated as of January 1, 1995, 3100448 Canada Inc. ("Madacy Canada"), a Canadian corporation, acquired the assets of Madacy used in its business of licensing, duplicating, marketing, packaging and supplying music and video products within Canada. The assets acquired by Madacy US and Madacy Canada include machinery, equipment, tools, supplies, inventory, packaging, accounts receivable, certain license and distribution rights, purchase orders, customer commitments and goodwill. Madacy US and Madacy Canada will use the assets acquired to conduct the businesses previously conducted by Madacy.

Presented are pro forma consolidated income statements for the fiscal year ended April 30, 1994 (May 2, 1993 - April 30, 1994) and for the nine months ended January 31, 1995 (May 1, 1994 - January 31, 1995). The pro forma statements combine Handleman with Madacy U.S. and Madacy Canada as if the acquisition had taken place May 1, 1993.

The purchase of assets from Madacy was effective January 1, 1995 and the results of operations for Madacy U.S. and Madacy Canada for the period of January 1-31, 1995 are included in Handleman's third quarter and nine month results filed on March 17, 1995 with the Securities and Exchange Commission in Form 10-Q. Therefore, in presenting the pro forma consolidated income statement for the nine months ended January 31, 1995, the Madacy financial results for the eight months ended December 31, 1994 are added.

The following pro forma adjustments are based on available information and certain estimates and assumptions. Handleman believes that such assumptions provide a reasonable basis for presenting all of the significant effects of this acquisition. Further, Handleman believes that the pro forma adjustments give appropriate effect to those assumptions and that they are properly applied in the pro forma consolidated income statements.

Below is a list of the assumptions and adjustments used in preparing the pro forma consolidated income statements:

     (a) The exchange rates used to convert Canadian dollars into U.S. dollars:

         (i) the average rate for the year ended April 30, 1994 was used to convert the income statement for this period. This average rate was Canadian $1 = U.S. $.7554.

         (ii) the average rate for the eight months ended December 31, 1994 was used to convert the income statement for this period. This average rate was Canadian $1 = U.S. $.7296.

         (iii) the rate at May 1, 1993 was used to convert the purchase price and goodwill. This rate was Canadian $1 = U.S. $.7878.

                              Page 16 of 53 Pages

     (b) For pro forma purposes, the acquisition was assumed to have taken place May 1, 1993. Goodwill resulting from the acquisition was assumed to be the same Canadian dollar amount whether the acquisition had taken place on May 1, 1993 or January 1, 1995. However, the total purchase price assumed as of May 1, 1993 was slightly lower due to a lower level of net assets acquired. Amortization of goodwill was computed using the straight line method over fifteen years.

     (c) Handleman's acquisition of Madacy was financed using amounts available under its revolving credit arrangements. In the pro forma consolidated income statements presented, interest expense on the purchase price was based on the following:

         (i) For the year ended April 1994, Handleman's weighted average interest rate for the same period was used.

         (ii) For the nine months ended January 31, 1995, Handleman's weighted average interest rate for the same period was used.

     (d) For the pro forma periods presented, Madacy was a supplier to Handleman. Madacy sales to Handleman, and the related cost of sales, were eliminated in the pro forma consolidated income statements presented.

     (e) The pro forma consolidated income statements reflect the minority shareholder's interest.

The pro forma consolidated income statements are not necessarily indicative of what actual results would have been had the acquisition occurred on May 1, 1993. In addition, the pro forma consolidated income statements should not be interpreted as an indication of future operating results.

                              Page 17 of 53 Pages

     (c)  Exhibits.
     --------------

          2.1 Asset Purchase Agreement, dated as of January 1, 1995, between Madacy Music Group, Inc., a Canadian corporation, and Madacy Music Group, Inc., a Michigan corporation.

          2.2 Asset Contribution Agreement, dated as of January 1, 1995, between Madacy Music Group, Inc., a Canadian corporation, and 3100448 Canada Inc., a Canadian corporation.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 1 to Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HANDLEMAN COMPANY



                                    By:_________________________________________
                                         Stephen Strome
                                         President and Chief Executive Officer

Dated:  April 25, 1995

                              Page 18 of 53 Pages

                               INDEX TO EXHIBITS
                               -----------------



Exhibit
Number                           Exhibit                               Page No.
- -------                          -------                               --------
   2.1    Asset Purchase Agreement, dated as of January 1, 1995,
          between Madacy Music Group, Inc., a Canadian corporation,
          and Madacy Music Group, Inc., a Michigan corporation            20


   2.2    Asset Contribution Agreement, dated as of January 1, 1995, between Madacy Music Group, Inc., a Canadian corporation,
          and 3100448 Canada Inc., a Canadian corporation                 38


                              Page 19 of 53 Pages